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                                  EXHIBIT 23.2

                   Consent of Shefsky Froelich & Devine Ltd.
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                   CONSENT OF SHEFSKY FROELICH & DEVINE LTD.


  Shefsky Froelich & Devine Ltd. hereby consents to the reference to the use of our name under the heading "Legal Matters" in this Prospectus constituting a part of this Registration Statement on Form S-11.




                                                  SHEFSKY FROELICH & DEVINE LTD.

                                              /s/ Shefsky Froelich & Devine Ltd.




Chicago, Illinois
July 17, 1996